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                                                                    EXHIBIT 1

[SEMPLE & COOPER LETTERHEAD]


Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549

Re: Forte Computer Easy, Inc. and Subsidiary

Dear Ladies and Gentlemen:

We have read Form 8-K of Forte Computer Easy, Inc. and Subsidiary dated February 17, 1997 and are in agreement with the statements contained therein regarding Semple & Cooper, P.L.C.


Yours very truly,

/s/ Semple & Cooper, P.L.C.
---------------------------
Semple & Cooper, P.L.C.
Phoenix, Arizona

February 20, 1997